UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 16, 2007
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Articles of Amendment
Second Amendment, dated November 19, 2007, to Employment Agreement, with Rick A. Lepley
Second Amendment, dated November 19, 2007, to Employment Agreement, with Amy Rhoades

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2007, A.C. Moore Arts & Crafts, Inc. (the “Company”) entered into amendments to the employment agreements with each of Rick A. Lepley, President and Chief Executive Officer, and Amy Rhoades, Vice President and General Counsel. The amendments were entered into as a result of the Company’s adoption of a new long-term compensation program under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan enables the Company to grant various forms of equity in addition to stock options, which was the only equity type permitted to be granted under the Company’s prior equity plans. The material terms of the employment agreement amendments are below.
The amendments with each of Mr. Lepley and Ms. Rhoades provide that stock appreciation rights (“SARs”) and restricted stock, in addition to stock options, vest upon a change in control and remain exercisable for different periods of time depending upon continued employment.
In addition, Mr. Lepley’s amendment provides that, for each year of his employment term, in lieu of 100,000 stock options he was entitled to receive prior to the amendment, he will receive a grant of 50,000 SARs and 19,166 shares of restricted stock that vest equally over three years.
The foregoing summary of the amendments is not intended to be complete, and is qualified in its entirety by reference to the amendments, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, each of which is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 16, 2007, the Company amended its Articles of Incorporation by filing in the Pennsylvania Department of State Articles of Amendment that added a subparagraph (d) to Article 5 of the Company’s Articles of Incorporation. Article 5(d) provides that shares of the Company’s capital stock may be uncertificated. Article 5(d) provides, further, that it shall not apply to shares of the Company represented by a certificate until the certificate is surrendered to the Company. A copy of the amendment, which sets forth Article 5(d), is attached to this Form 8-K as Exhibit 3.1.
The amendment became effective November 16, 2007 upon the filing of the Articles of Amendment in the Pennsylvania Department of State.
The Company’s Board of Directors adopted this amendment to the Company’s Articles of Incorporation pursuant to the authority granted by Section 1914(c)(2)(iv) of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”). The Board of Directors adopted the amendment to enable the Company to issue uncertificated shares in compliance with Section 1528(f) of the Pennsylvania BCL and thus to enable the Company to satisfy The Nasdaq Stock Market listing requirement that securities of the Company listed on Nasdaq be eligible for a direct registration program by January 1, 2008.

Item 9.01       Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment, effective November 16, 2007, to Articles of Incorporation.

10.1	Second Amendment, dated November 19, 2007, to Employment Agreement, dated June 1, 2006, with Rick A. Lepley, as amended by the First Amendment, dated November 15, 2006.

10.2	Second Amendment, dated November 19, 2007, to Employment Agreement, dated June 1, 2006, with Amy Rhoades, as amended by the First Amendment, dated November 15, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: November 21, 2007	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment, effective November 16, 2007, to Articles of Incorporation.

10.1	Second Amendment, dated November 19, 2007, to Employment Agreement, dated June 1, 2006, with Rick A. Lepley, as amended by the First Amendment, dated November 15, 2006.

10.2	Second Amendment, dated November 19, 2007, to Employment Agreement, dated June 1, 2006, with Amy Rhoades, as amended by the First Amendment, dated November 15, 2006.